Exhibit 99.2

For Immediate Release

Exopack Holding Corp. Announces Early Revocation Deadline and Effectiveness of Proposed Amendments

Spartanburg, SC, October 22, 2013 — Exopack Holding, Corp. (the “Company”) announced today that as of 5:00 p.m., New York City time, today, Eligible Holders (as defined below) of $130.93 million principal amount of its 10.00% Senior Notes due 2018 (the “Notes”) had tendered their consents (the “Consents”) pursuant to the Company’s previously announced consent solicitation (the “Consent Solicitation”). The Eligible Holders of principal amount of Notes that tendered their Consents represent approximately 55.71% of the outstanding principal amount of the Notes.

The Consents were tendered in connection with the Consent Solicitation with respect to proposed amendments (the “Proposed Amendments”) to the indenture dated as of March 31, 2011 governing the Notes (the “Indenture”) pursuant to the Company’s consent solicitation statement dated October 10, 2013 (the “Consent Solicitation Statement”), as amended by the supplement to the Consent Solicitation Statement, dated as of October 17, 2013. The purpose of the Proposed Amendments is to amend certain provisions of the Indenture to allow the refinancing of a substantial portion of the indebtedness (the “Refinancing”) of Exopack Holdings S.A. (“Exopack Luxembourg”), an affiliate of the Company, and its consolidated subsidiaries (the “Group”). The Proposed Amendments to the Indenture are described in detail in the Consent Solicitation Statement. Eligible Holders of the Notes should carefully read and consider the information in the Consent Solicitation Statement.

Based on such tenders, Consents have been validly delivered, and not validly revoked, in respect of a majority of the outstanding aggregate principal amount of the Notes, which is sufficient to approve the Proposed Amendments (the “Requisite Holders Condition”). As a result, the Company, the guarantors of the Notes and the trustee under the Indenture have executed a supplemental indenture to effect the Proposed Amendments immediately following the satisfaction of the Requisite Holders Condition (the “Effective Time”). Following the Expiration Date (as defined below) and upon satisfaction of certain conditions, as set forth in the Consent Solicitation Statement, the Proposed Amendment will become operative.

All Consents tendered as of the Effective Time (or thereafter) can no longer be revoked (the “Revocation Deadline”). Following the Expiration Date, and if the Proposed Amendments become operative, Eligible Holders of Notes that have validly tendered, and not validly withdrawn, their Consents on or prior to the Effective Time and Eligible Holders that will validly tender their Consent prior to 5:00 p.m., New York City time, on October 24, 103 (the “Early Consent Deadline”) will receive a total consent fee of $5.00 for each $1,000 in principal amount of Notes (the “Total Fee”), which includes an early consent fee of $4.00 for each $1,000 in principal amount of Notes and a consent fee of $1.00 for each $1,000 in principal amount of Notes.

The Consent Solicitation will expire at 11:59 p.m., New York City time, on November 7, 2013, unless terminated or extended by the Company in its sole discretion (the “Expiration Date”). Eligible Holders who validly tender their Consents after the Early Consent Deadline but prior to the Expiration Time will receive a consent fee of $1.00 for each $1,000 in principal amount of Notes. The Company’s obligation to accept Consents and pay any fees to holders in relation to the Consent Solicitation is subject to the conditions as set forth in the Consent Solicitation Statement.

The Consent Solicitation is only made, and copies of the Consent Solicitation Statement are solely made available, to holders of Notes that have certified certain matters to the Company, including their status as “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933 (the “Securities Act”), an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3), or (7) under the Securities Act, or as a “non-U.S. Person” within the meaning of the Securities Act (together “Eligible Holders”). The Consent Solicitation Statement and consent forms will be distributed to Eligible Holders solely through and is available to Eligible Holders solely through the information agent, Global Bondholders Services Corporation, who can be contacted at (212) 430-3774 or (866)-470-3700.

Upon the Supplemental Indenture and the Proposed Amendments becoming operative, holders of Notes who are not Eligible Holders will be offered the Total Fee. Such persons shall contact the Company using the following details to receive the total fee of $5.00 per $1,000 in principal amount of Notes held by them in the event that the consent passes: (864) 596-7184.

This announcement is for information only and does not constitute an offer to sell or issue or the solicitation of an offer to buy or subscribe for securities in the United States or any other jurisdiction. This announcement is not a public offering in the Grand Duchy of Luxembourg or an offer of securities to the public in any European Economic Area member state that has implemented directive 2003/71/EC (together with any applicable implementing measures in any member state, the “Prospectus Directive”). This press release is not a solicitation of consents to the Proposed Amendments (as defined below).

Forward-looking Statements

This report includes forward-looking statements, which are based on our current expectations and projections about future events. All statements other than statements of historical facts included in this report including, without limitation, statements regarding our future financial position, risks and uncertainties related to our business, strategy, capital expenditures, projected costs and our plans and objectives for future operations, including our plans for future costs savings and synergies, may be deemed to be forward-looking statements. Words such as “believe,” “expect,” “anticipate,” “may,” “assume,” “plan,” “intend,” “will,” “should,” “could,” “estimate,” “risk” and similar expressions or the negatives of these expressions are intended to identify forward-looking statements. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Forward-looking statements are not guarantees of future performance. You should not place undue reliance on these forward-looking statements. In addition any forward-looking statements are made only as of the date of this report, and we do not intend and do not assume any obligation to update any statements set forth in this report. Many factors may cause our results of operations, financial condition, liquidity and the development of the industry in which we compete to differ materially from those expressed or implied by the forward-looking statements contained in this report.